EXHIBIT 23.5
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                            DEGOLYER AND MACNAUGHTON
                       4925 Greenville Avenue, Suite 400
                               One Energy Square
                              Dallas, Texas 75206
                                                                  TELEPHONE
                                                               (214) 368-6391
                                                                     FAX
                                                               (214) 369-4061
                                                                www.demac.com





                                 March 29, 2007



Nexen Inc.
801-7th Avenue S.W.
Calgary, AB
T2P 3P7

Gentlemen:


         We hereby consent to references to our firm relating to the evaluation of certain oil and gas properties of Nexen Inc. (the "Company") contained in the section entitled "Basis of Reserves Estimates" within "Reserves, Production, and Related Information" as set out in Part I, Items 1 & 2 Business and Properties of the Company's Annual Report on Form 10-K/A Amendment No. 1 for the year ended December 31, 2006.


                                                 Very truly yours,


                                           /s/ DeGolyer and MacNaughton
                                           ----------------------------
                                             DeGOLYER AND MacNAUGHTON